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                               CONSENT OF TAX ADVISORS


     We consent to the inclusion in the Registration Statement on Form S-4 of BANC ONE CORPORATION of our tax opinion dated May 11, 1998 regarding the Agreement and Plan of Merger, dated October 20, 1997 between First Commerce Corporation, Delta Acquisition Corporation, and Banc One Corporation and to all references to us included in such Registration Statement.


                                   COOPERS & LYBRAND L.L.P.



Columbus, Ohio
May 11, 1998